NOTE

$8,600,000.00                        Dallas, Texas              January 31, 2000


         FOR VALUE RECEIVED, the undersigned, PRIME MEDICAL SERVICES, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Payee"), at the offices of Bank of America, N.A., as Administrative Agent (together with any successor as provided in the Agreement, hereinbelow defined, the "Administrative Agent") at 901 Main Street, Dallas, Texas 75202, on April 21, 2003, in lawful money of the United States of America, the principal sum of EIGHT MILLION SIX HUNDERD THOUSAND AND NO/100 DOLLARS ($8,600,000.00), or so much thereof as may be advanced and outstanding hereunder together with the interest on the outstanding principal balance from day to day remaining, as herein specified.

         This Note has been executed and delivered by Maker pursuant to the terms of that certain Fourth Amended and Restated Loan Agreement of even date herewith among Maker, Payee, the Administrative Agent, BankBoston, N.A., as
Documentation Agent, and each of the other Lenders which is or may become a party thereto or any successor or assignee thereof (as the same may be amended, supplemented or modified from time to time, the "Agreement") and is one of the Notes described therein. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         Reference is hereby made to the Agreement for provisions affecting this Note, including, without limitation, provisions regarding payments, prepayments (optional and mandatory), Events of Default and the Administrative Agent's and Payee's right as a result of the occurrence thereof.

         The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate in effect from day to day, each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the Applicable Rate shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on this Note shall be due and payable on each Payment Date and on the Termination Date. All past-due principal and interest shall bear interest as the Default Rate.

         Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Maker. In determining if the interest paid or payable exceeds the Maximum Rate, Maker and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lenders and Maker agree that such is the case and that provision herein for multiple Advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. The "Maximum Rate" or the "Maximum Amount," mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.305, as amended.

         Upon the occurrence of an Event of Default, the Administrative Agent may (and if directed by the Required Lenders, shall) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the Administrative Agent shall have the right to foreclose or otherwise enforce all Liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the Administrative Agent, Payee or the holder hereof to Maker. Failure of the Administrative Agent, Payee or the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

         If the Administrative Agent, Payee or the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the Administrative Agent, or the holder, including reasonable attorneys' fees.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Except as provided in the Agreement, Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any Collateral securing this Note, all without prejudice to the Administrative Agent, Payee or the holder. The Administrative Agent, Payee and the holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the Collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         Maker hereby authorizes the Administrative Agent, Payee and the holder hereof to endorse on the Schedule attached to this Note or any continuation thereof or to record in their internal records all Advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements or recordings shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, any failure by the Administrative Agent, Payee or the holder hereof to make any such endorsement or recording shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.

         This Note, together with all the other Notes issued on the date hereof are given in renewal, amendment, and restatement, but not extinguishment, of the Revolving Credit Notes issued under the Third Amended and Restated Loan Agreement, dated as of April 20, 1998, among Maker, Administrative Agent, BankBoston, N.A., as Documentation Agent, and each of the other lenders party thereto, which were given in renewal, amendment, increase, and restatement, but not extinguishment of the Revolving Credit Notes issued under the Second Amended and Restated Loan Agreement dated as of March 31, 1997 among Maker, NationsBank as predecessor Documentation Agent, BankBoston, as predecessor Administrative Agent, and each of the other lenders party thereto, which were given in renewal, amendment, increase, and restatement, but not extinguishment, of the Revolving Credit Notes issued under the Amended and Restated Loan Agreement dated as of April 26, 1996 among Maker, NationsBank as predecessor Documentation Agent, BankBoston, as predecessor Administrative Agent, and each of the lenders party thereto, which were given in renewal, amendment, increase, and restatement, but not extinguishment of the Revolving Credit Notes issued under the Loan Agreement dated as of November 28, 1994 among Maker, BankBoston, as predecessor Administrative Agent and the banks named therein.

                                                 PRIME MEDICAL SERVICES, INC.



                                                 By: /s/ Teena E. Belcik
                                                      Teena E. Belcik
                                                      Vice President-Treasurer